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                                                            Exhibit (A)(6)(a)(i)


                            DECLARATION OF INTENTION

                                       AND

                                   CHARTER OF

                   FIRST NORTH AMERICAN LIFE ASSURANCE COMPANY

        We, the undersigned, all being natural persons of the age of eighteen years or over, and at least a majority of us being citizens and residents of the United States, and at least three of us being residents of the State of New York, do hereby declare our intention to form a stock life insurance corporation for the purpose of doing the kinds of insurance business authorized by Paragraphs 1, 2 and 3 of Subsection (a) of Section 1113 of the Insurance Law of the State of New York, and for that purpose do adopt the following charter:











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                                     CHARTER

                                       OF

                   FIRST NORTH AMERICAN LIFE ASSURANCE COMPANY

                FIRST: The name of the corporation shall be First North American Life Assurance Company (hereinafter referred to as the "Corporation").

                SECOND: The principal office of the Corporation shall be located in the County of Westchester, State of New York.

                THIRD: The kinds of insurance to be transacted by the Corporation shall be those defined in Paragraphs 1, 2 and 3 of Subsection (a) of
Section 1113 of the Insurance Law of the State of New York as follows:

                       (1) "Life insurance," means every insurance upon the lives of human beings and every insurance appertaining thereto, including the granting of endowment benefits, additional benefits in the event of death by accident, additional benefits to safeguard the contract from lapse, or provide a special surrender value, upon total and permanent disability of the insured, and optional modes of settlement of proceeds. Amounts paid the insurer for life insurance and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to section four thousand two hundred forty of this chapter.

                       (2) "Annuities," means all agreements to make periodical payments for a period certain or where the making or continuance of all or of some of a series of such payments, or the amount of any such payment, depends upon the continuance of human life, except payments made under the authority of paragraph on hereof. Amounts paid the



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                 insurer to provide annuities and proceeds applied under
                 optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to section four thousand two hundred forty of this chapter.

                       (3) "Accident and health insurance," means (I) insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability benefits pursuant to article nine of the workers' compensation law, except as specified in item (ii) hereof; and (ii) non-cancelable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury (but excluding insurance solely against accidental injury) under any contract which does not give the insurer the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date.

and such other kind or kinds of insurance or other business or businesses as a stock life insurance company now is or hereafter may be permitted to transact under the Insurance Law of the State of New York.

                FOURTH: The manner in which the corporate powers of the Corporation shall be exercised are through a Board of Directors and through such committees, officers and agents as the Board of Directors shall empower.

                FIFTH: The Board of Directors of the Corporation shall consist of the number of directors as may from time to time be determined in accordance with the By-Laws of the Corporation, but shall not be less than thirteen nor more than eighteen in number. However, the initial number of directors shall be thirteen. In


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the event the number of directors duly elected and serving shall be less than thirteen, the Corporation shall not for that reason be dissolved, but the vacancy or vacancies shall be filled as provided in paragraph Sixth.

                SIXTH: (a) The directors of the Corporation shall be elected at each annual meeting of shareholders which shall be held on the second Friday in March of each year, commencing in the year 1991, by the majority vote of those present and voting, a quorum being present. At each annual meeting of shareholders, each shareholder of record on the books of the Corporation on the date of record fixed by the Board of Directors in accordance with the By-Laws of the Corporation shall be entitled to one vote, in person or by proxy, for each share of stock so registered in his name. The holders of a majority of the shares of stock entitled to vote at such meeting shall constitute a quorum at such meeting. Each director so elected shall hold office until the next annual meeting of shareholders and until a successor is duly elected and qualified. If any vacancy shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, the remaining member of the Board of Directors at a meeting called for that purpose on such notice as may be provided for in the By-Laws of the Corporation, or at any regular meeting thereof, may elect a director so elected shall hold office until the next annual meeting of shareholders and until a successor is duly elected and qualified.



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                (b)     The officers of the Corporation shall be President, a
Secretary and a Treasurer, and shall be appointed or elected by the Board of Directors, in addition to such other officers as may be appointed or elected by the Board of Directors in accordance with the By-Laws of the Corporation, as soon as practicable after the annual election of directors. Each officer so elected shall hold office until a successor is duly appointed or elected and qualified. If any vacancy shall occur in any office or the Corporation by reason of death, resignation, removal or otherwise, the Board of Directors at a meeting called for that purpose on such notice as may be provided for in the By-Laws of the Corporation, or at any regular meeting thereof, may appoint or elect an officer or officers to fill the vacancy or vacancies, and each officer so appointed or elected shall hold office for the term for which he has been appointed or elected and until a successor is duly appointed or elected and has qualified.

                (C) Each director shall be at least eighteen years of age, and at all times a majority of the directors shall be citizens and residents of the United States, and not less than three of the directors shall be residents of the State of New York. A director shall not be required to hold any shares of stock of the Corporation.

                SEVENTH: The names and post office residence addresses of the directors who shall serve until the first annual meeting of the shareholders of the Corporation are:



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           Name                            Address
           ----                            -------

William Joseph Atherton                    8 Hastings Lane
                                           Medford, Massachusetts

Bruce Avedon                               6601 Hitching Post Lane
                                           Cincinnati, Ohio

Kenneth Henry Conrad                       40 Pond Circle
                                           Jamaica Plain, Massachusetts

John David DesPrez                         23 Bristol Road
                                           Wellesley, Massachusetts

Ruth Ann Fleming                           145 Western Drive
                                           Short Hills, New Jersey

Robert C. Jones                            Angel Hill Road
                                           Chatham, New York

Richard Charles Hirtle                     156 Pleasant Street
                                           Whitman, Massachusetts

Peter Seaton Hutchison                     63 Rumsey Road
                                           Toronto, Ontario
                                           Canada

Brian Leslie Moore                         28 Heathview Avenue
                                           Willowdale, Ontario
                                           Canada

Robert C. Perez                            50 West 70th Street
                                           New York, New York

James K. Robinson                          7 Summit Drive
                                           Rochester, New York

John Gysbertus Vrysen                      19 Sweetland Farm Road
                                           Norfolk, Massachusetts

Howell Douglas Wood                        218 Sleepy Hollow Road
                                           New Canaan, Connecticut

                EIGHTH: The duration of the corporate existence of the Corporation shall be perpetual.

                NINTH: The amount of the capital of the Corporation shall be two million dollars ($2,000,000), and shall consist of




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two million (2,000,000) shares of capital stock having a par value of one dollar
($1.00) per share.

                TENTH: No director of the Corporation shall be personally liable to the Corporation or any of its shareholders for damages for any breach of duty as a director; provided, however, that the foregoing provision shall not eliminate or limit (i) the liability of a director if a judgment or other final adjudication adverse to such director establishes that his or her such acts or omissions were acts or omissions (a) which he or she knew or reasonably should have known violated the New York Insurance Law or (b) which violated a specific standard of care imposed on directors directly, and not by reference, by a provision of the New York Insurance Law (or any regulations promulgated thereunder) or (c) which constituted a knowing violation of any other law, or establishes that the director personally gained in fact a financial profit or other advantage to which the director for any act or omission prior to the adoption of this Article by the shareholders of the Corporation. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.






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                IN WITNESS WHEREOF, the undersigned have hereunto subscribed their names as of this 30th day of January, 1992.


                                           /s/ Richard C. Hirtle
                                           ------------------------------------
                                           Richard C. Hirtle

                                           /s/ Kenneth H. Conrad
                                           ------------------------------------
                                           Kenneth H. Conrad

                                           /s/ John G. Vrysen
                                           ------------------------------------
                                           John G. Vrysen

                                           /s/ William J. Atherton
                                           ------------------------------------
                                           William J. Atherton


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STATE OF MASSACHUSETTS   )
                         :  SS.:
COUNTY OF SUFFOLK        )

                  On this 30th day of January , 1992, before me personally came RICHARD HIRTLE to me personally known and known to me to be one of the persons who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.

                                           /s/ Valerie Lapaglia
                                           ------------------------------------
                                           Notary Public




STATE OF MASSACHUSETTS   )
                         :  SS.:
COUNTY OF SUFFOLK        )

                  On this 30th day of January , 1992, before me personally came KENNETH CONRAD to me personally known and known to me to be one of the persons who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.

                                           /s/ Valerie Lapaglia
                                           ------------------------------------
                                           Notary Public






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STATE OF MASSACHUSETTS  )
                        :  SS.:
COUNTY OF SUFFOLK       )

                  On this 30th day of January , 1992, before me personally came JOHN G. VRYSEN to me personally known and known to me to be one of the persons who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.


                                           /s/ Valerie Lapaglia
                                           ------------------------------------
                                           Notary Public




STATE OF MASSACHUSETTS  )
                        :  SS.:
COUNTY OF SUFFOLK       )

                  On this 30th day of January , 1992, before me personally came WILLIAM ATHERTON to me personally known and known to me to be one of the persons who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.



                                           /s/ Valerie Lapaglia
                                           ------------------------------------
                                           Notary Public







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                IN WITNESS WHEREOF, the undersigned have hereunto subscribed their names as of this 30th day of January, 1992.


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                                           /s/ Carlos B. Barbosa
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                                           Carlos B. Barbosa


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PROVINCE OF ONTARIO   )
                      :  SS.:
CITY OF NORTH YORK    )

                 On this 28th day of January , 1992, before me personally came CARLOS BARBOSA to me personally known and known to me to be one of the persons who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.


                                           /s/
                                           ------------------------------------
                                           Notary Public




STATE OF ____________ )
                      :  SS.:
COUNTY OF____________ )

                 On this ____ day of ___________, 19 __ , before me personally came _______________to me personally known and known to me to be one of the persons who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.





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                                           Notary Public







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                IN WITNESS WHEREOF, the undersigned have hereunto subscribed their names as of this 27th day of January, 1992.




                                           /s/ Lynn Silberman
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                                           Lynn Silberman


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STATE OF NEW YORK    )
                     :  SS.:
COUNTY OF RICHMOND   )

                 On this 27th day of January , 1992, before me personally came LYNN SILBERMAN to me personally known and known to me to be one of the persons who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.



                                           /s/ Kathy Slaven
                                           ------------------------------------
                                           Notary Public




STATE OF ____________)
                     :  SS.:
COUNTY OF ___________)

                 On this ____ day of ______________, 19__, before me personally came ______________ to me personally known and known to me to be one of the persons who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.



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                                           Notary Public








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                IN WITNESS WHEREOF, the undersigned have hereunto subscribed their names as of this 30th day of January, 1992.


                                           /s/ Ruth Ann Fleming
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                                           Ruth Ann Fleming



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STATE OF MASSACHUSETTS   )
                         :  SS.:
COUNTY OF SUFFOLK        )

                  On this 30th day of January , 1992, before me personally came RUTH ANN FLEMING to me personally known and known to me to be one of the persons who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.

                                           /s/ Valerie Lapaglia
                                           ------------------------------------
                                           Notary Public




STATE OF ________________)
                         :  SS.:
COUNTY OF _______________)

                  On this _____ day of ___________, 19 __, before me personally came ________________________ to me personally known and known to me to be one of the persons who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.



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                                           Notary Public





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                IN WITNESS WHEREOF, the undersigned have hereunto subscribed their names as of this 30th day of January, 1992.



                                           /s/ Brian L. Moore
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                                           Brian L. Moore



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CITY OF NORTH YORK      )
                        :  SS.:
PROVINCE OF ONTARIO     )

                  On this 30th day of January , 1992, before me personally came BRIAN L. MOORE to me personally known and known to me to be one of the persons who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.


                                           /s/
                                           ------------------------------------
                                           Notary Public




STATE OF ________________)
                         :  SS.:
COUNTY OF _______________)

                  On this _____ day of ___________, 19 __, before me personally came ________________________ to me personally known and known to me to be one of the persons who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.



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                                           Notary Public








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                IN WITNESS WHEREOF, the undersigned have hereunto subscribed their names as of this 30th day of January, 1992.

                                           /s/ Donald D. Gabay
                                           ------------------------------------
                                           Donald D. Gabay


                                           /s/ Stewart H. Walker
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                                           Stewart H. Walker


                                           /s/ David M. Kaston
                                           ------------------------------------
                                           David M. Kaston

                                           /s/ Charles S. Berlin
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                                           Charles S. Berlin


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STATE OF NEW YORK       )
                        :  SS.:
COUNTY OF NEW YORK      )

                  On this 30th day of January , 1992, before me personally came DONALD D. GABAY to me personally known and known to me to be one of the persons who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.


                                           /s/ Deborah T. Cassarino
                                           ------------------------------------
                                           Notary Public



STATE OF NEW YORK       )
                        :  SS.:
COUNTY OF NEW YORK      )

                  On this 30th day of January , 1992, before me personally came STEWART H. WALKER to me personally known and known to me to be one of the persons who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.

                                           /s/ Deborah T. Cassarino
                                           ------------------------------------
                                           Notary Public







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STATE OF NEW YORK       )
                        :  SS.:
COUNTY OF NEW YORK      )

                  On this 30th day of January , 1992, before me personally came DAVID KASTON to me personally known and known to me to be one of the persons who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.

                                           /s/ Deborah T. Cassarino
                                           ------------------------------------
                                           Notary Public




STATE OF NEW YORK       )
                        :  SS.:
COUNTY OF NEW YORK      )

                  On this 30th day of January , 1992, before me personally came CHARLES S. BERLIN to me personally known and known to me to be one of the persons who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.


                                           /s/ Deborah T. Cassarino
                                           ------------------------------------
                                           Notary Public







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STATE OF NEW YORK       )
                        :  SS.:
COUNTY OF NASSAU        )

                  On this 24th day of January , 1992, before me personally came ILANA HANAU to me personally known and known to me to be one of the persons who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.



                                           /s/ Merril C. Schapiro
                                           ------------------------------------
                                           Notary Public





STATE OF ________________)
                         :  SS.:
COUNTY OF _______________)

                  On this _____ day of ___________, 19 __, before me personally came ________________________ to me personally known and known to me to be one of the persons who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.




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                                           Notary Public

















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